Exhibit (a)(2)

TRANSFER FORM

TO: DST Systems Inc. as transfer agent for the REIT(s) indicated in Section 1 below:

For value received, the undersigned ____________________________________________________________________________________________ (“Transferor”),

does hereby transfer and assign to                                                                                                   MIRELF IV REIT Investments, LLC                                                        (“Transferee”),

shares of common stock (the “Shares”) of the Company.

Select one (If an option is not selected, all shares will be transferred) ☐

☐ Full Transfer (All shares)

☐ Partial Transfer (Indicate number of shares) _______________

☐ All or None

Note: Throughout this form, references to the “Company” and the “REIT” shall mean Hines Real Estate Investment Trust, Inc. and/or Hines Global REIT, Inc. depending on the account(s) indicated in Section 1 below.

Dated as of this                                day of                                            , 2011.

Transferee hereby represents and warrants to the Company as follows:

1.
Transferee has received a copy of the Company’s Prospectus as amended and supplemented through the date hereof (the “Prospectus”), and hereby acknowledges that the Company's annual reports on Form 10- K and quarterly reports on Form 10-Q are available at www.sec.gov.

2.
Transferee is acquiring the Shares for his own account or for the account or benefit of a member or members of his immediate family or in a fiduciary capacity for the account of another entity and not otherwise as an agent for another.

3.
Transferee has (a) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (b) a net worth (as described above) of at least $70,000 and a minimum of $70,000 annual gross income; or (c) that Transferee meets the higher suitability requirements imposed by the state of Transferee's primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS” and that Transferee otherwise meets the applicable standards set forth in the Prospectus as they pertain to the state of Transferee’s primary residence.

Transferee either meets the applicable suitability standards directly, is acquiring the Shares in a fiduciary capacity for an entity meeting such standards, or is purchasing the Shares with funds directly or indirectly supplied by a donor who meets such standards and is the fiduciary.

4.
Transferee understands that the assignability and transferability of the Shares will be governed by the Articles of Incorporation of the Company, as the same may be amended and/or restated, and all applicable laws as described in the Prospectus, and Transferee has adequate means of providing for Transferee’s current needs and personal contingencies and has no need for liquidity in this investment.

5.
Transferee has not acquired the Shares in violation of the Company’s transfer restrictions that prevent a transferee from acquiring any Shares that would cause the transferee to own, directly or indirectly, either: (a) in excess of 9.9% of the Company’s outstanding common stock; or (b) a number of Shares that would cause 50% or more of the Company’s outstanding common stock to be held by five or fewer persons.

6.
Transferee understands that the Shares are subject to transfer restrictions that prevent any future transferee from acquiring any Shares that would cause such future transferee to own, directly or indirectly, either: (a) in excess of 9.9% of the Company’s outstanding common stock; or (b) a number of Shares that would cause 50% or more of the Company’s outstanding common stock to be held by five or fewer persons.

7.
Transferor and Transferee acknowledge and understand that (a) without prior approval of the Company, no transfer or assignment may be made of a fractional Share and no transfer or assignment may be made if, as a result of such transfer, the Transferor (other than one transferring all of his Shares) or the Transferee will own fewer than the minimum number of Shares required to be purchased under the “Suitability Standards” section on page i of the Prospectus, unless such transfer is made on behalf of a plan, or such transfer is made by gift, inheritance, intra-family transfer or family dissolution; (b) if the Transferee is a California resident, Transferee may not consummate a sale or transfer of his Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and Transferee understands that his Shares, or any document evidencing his Shares, will bear a legend reflecting the substance of the foregoing understanding; and (c) if Transferee's acquisition of Shares would cause Transferee's total investment in the Company to exceed 5% of the total outstanding Shares of the Company, Transferee will be required to make certain filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

8.	Transferee has reached the age of majority in his state of residence and is experienced in real estate investment and business matters.

9.	Transferee acknowledges that there is no current public trading market for the Shares and, accordingly, that this investment in the Shares is not liquid.

10.
Transferee acknowledges that unless Transferee is purchasing the Shares from the Company or is receiving the Shares through a non-cash transaction, not in the secondary market, Transferee will not be eligible to have the Shares being transferred and assigned hereunder redeemed by the Company pursuant to its share redemption program or otherwise.

11.	If Transferee is acting in a representative capacity for a corporation, partnership, trust or other entity, Transferee has full authority to execute this Transfer and Assignment Form in such capacity.

12.
If Transferee is acquiring the Shares transferred hereby in a fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Transferee is so acquiring.

13.
Transferor hereby constitutes and appoints DST Systems Inc. as Transferor's attorney in fact to transfer the said Shares on the books of the Company to Transferee with full power of substitution. The foregoing grant of authority (a) is a special power of attorney and coupled with an interest, and (b) is irrevocable and shall survive Transferee’s death, dissolution or disability.

14.
Transferee understands the meaning and legal consequences of the representations and warranties set forth above, and Transferee agrees to indemnify and hold harmless the Company from and against any and all loss, damage, claim, expense or liability (including, without limitation, court costs and attorneys fees and expenses) due to, or arising out of, a breach of representation or warranty of Transferee contained in this Transfer and Assignment. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by Transferee, Transferee does not thereby or in any other manner waive any rights granted to him under federal or state securities law.

15.
In the case of acquisitions of Shares by fiduciary accounts (except in California), the above representations and warranties shall be deemed to have been made by the fiduciary account or, in the case of purchases of Shares by fiduciary accounts by the person who directly or indirectly supplies the funds if such person is the fiduciary. In the case of acquisitions of Shares by fiduciary accounts in California, the above representations and warranties shall be deemed to have been made by the beneficiary of the account or, in those instances where the Shares are purchased and the fiduciary directly or indirectly supplies the funds, by the fiduciary. In addition, if the undersigned Transferee is a partnership, trustee, custodian or joint owner, the undersigned Transferee acknowledges that the aforesaid net worth and income standards apply in the manner set forth in the “Suitability Standards” section of the Prospectus.

TRANSFER FROM THE FOLLOWING ACCOUNT

Please select the appropriate investment(s). If an investment is not selected, all accounts will be transferred.
✓Hines REIT (3640)/Hines REIT – Fee Based (3641) □ Hines Global REIT (3642)

Hines Account Number Social Security Number/TIN

Name(s) on the Account

Additional documentation is required if transferring from or to a Trust, Corporation, Pension Plan or Partnership.

  AUTHORIZATION AND SIGNATURE(S) OF CURRENT INVESTOR(S)
  (All Signatures must be Signature Guaranteed)

  Current Investor Name (Please Print)                               Signature___________________________________________________Date____________________

  Current Co-Investor Name (Please Print)                         Signature___________________________________________________   Date____________________

SIGNATURE GUARANTEE (Affix Medallion or Signature Guarantee Stamp Below)	CURRENT CUSTODIAN AUTHORIZATION (if applicable) Signature of Authorized Person

ASSIGNMENT FORM

The undersigned hereby tenders to MIRELF IV REIT Investments, LLC (the “Purchaser”) the number of shares of common stock (“Shares”) in Hines Real Estate Investment Trust, Inc. (“Hines REIT”) specified in the enclosed Transfer Form (the “Transfer Form”) or this Assignment Form (the “Assignment Form” and together, “Transfer & Assignment Form”), or if no number of Shares is specified in the Transfer & Assignment Form, all of the Shares owned by the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and other offer documents delivered to the undersigned (the “Offer Documents”).  The Offer Documents set forth the terms of the offer (the “Offer”), in which the Purchaser is offering to purchase Shares for $3.50 per Share in cash.  The undersigned understands that the Offer will expire at 5:00 p.m. Eastern Time on July 29, 2011, unless extended.  Receipt of the Offer Documents is hereby acknowledged.  The maximum number of Shares the Purchaser will purchase in the Offer is 20,000,000 Shares.  If more than 20,000,000 Shares are validly tendered, we will prorate the Shares we purchase ratably to all sellers, unless you indicate in the Transfer Form that you want to sell “All or None” of your Shares, in which case your Shares will only be purchased if the maximum number of Shares is not exceeded.  The Purchaser will charge no commissions or fees to tendering shareholders. Subject to and effective upon acceptance for payment of any of the Shares tendered hereby, the undersigned hereby sells, assigns, and transfers to the Purchaser or its assigns all right, title, and interest in and to such Shares that are purchased pursuant to the Offer.  The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares, on the books of Hines REIT, together with all accompanying evidences of transfer and authenticity, to the Purchaser or its assigns and, upon acceptance of the tender of such Shares by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares.  Upon the purchase of Shares pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

By executing the Transfer Form, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive dividends from Hines REIT with respect to Shares which are purchased pursuant to the Offer that are declared on or after the date the transfer of such Shares to the Purchaser is registered in the stock transfer books of Hines REIT (the “Record Transfer Date”).  In addition, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive all proceeds that are paid on or after the Record Transfer Date from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to the transferred Shares, regardless of when the claims brought pursuant to such action accrued.  Upon request, the undersigned will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares.  The Purchaser reserves the right to transfer or assign to one or more of the Purchaser’s affiliates, in whole or from time to time in part, the right to purchase all or any portion of the Shares tendered in the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.  The undersigned hereby represents and warrants that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the Shares tendered hereby, and that when any such Shares are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claim.  The undersigned understands that a tender of Shares to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.  The undersigned recognizes the right of the Purchaser to effect a change of dividend address to 410 Park Avenue, 10th Floor, New York, NY 10022 which shall be effective as of the Record Transfer Date.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby certifies under penalties of perjury that: (i) the number disclosed below as the undersigned's taxpayer identification number is correct; (ii) the undersigned is not subject to backup withholding because (a) the undersigned is exempt from backup withholding, or (b) the undersigned has not been notified by the Internal Revenue Service (the “IRS”) that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding; (iii) the undersigned is a U.S. citizen or resident, a domestic corporation, domestic partnership, domestic trust, or an estate (other than a foreign estate), as such terms are defined for purposes of the Internal Revenue Code (the “IRC”) and related Treasury Regulations; (iv) the undersigned is not a disregarded entity as such term is defined for purposes of the IRC and related Treasury Regulations; (v) the undersigned's home address (if the undersigned is an individual) or office address (if the undersigned is an entity) is as set forth below; and (vi) if the undersigned is an entity, the individual signing this form on behalf of the undersigned certifies that such individual is an officer, general partner, trustee, executor or equivalent fiduciary with authority to sign this form on behalf of the undersigned. The undersigned understands that this certification may be disclosed to the IRS by the Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both. This assignment and the power of attorney contained herein shall be governed by and construed in accordance with the laws of the state of Maryland, without reference to the conflicts of laws provisions thereof.  Notice – Please complete all fields below to avoid tax withholding.

By: _________________________________________                                  Address:    ______________________________________

By: _________________________________________ (if jointly owned)                       ______________________________________

Dated: __________________                                                                                TIN/SSN #:  ______________________________________